Exhibit 21

REGENCY CENTERS CORPORATION

Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Regency Centers, L.P.	Delaware	Regency Centers Corporation Outside Investors	General Partner Limited Partners	99.0 1.0	% %

MCW-RC FL-Anastasia, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RC FL-King’s, LLC (fka MCW-RC Florida, LLC)	Delaware	Regency Centers, L.P.	Member	100%

MCW-RC FL-Shoppes at 104, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RC GA-Howell Mill Village, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCD-RC CA-Amerige, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCD-RC El Cerrito Holdings, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCD-RC CA-El Cerrito, LLC	Delaware	MCD-RC El Cerrito Holdings, LLC	Member	100%

REG8 Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

REG8 Tassajara Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Plaza Hermosa, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Sequoia Station, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Mockingbird Commons, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Sterling Ridge, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Prestonbrook Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Wellington, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Berkshire Commons, LLC	Delaware	REG8 Member, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FL-Corkscrew Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Corkscrew Village, LLC	Delaware	FL-Corkscrew Village Member, LLC	Member	100%

FL-Crossroads Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Crossroads Shopping Center, LLC	Delaware	FL-Crossroads Shopping Center Member, LLC	Member	100%

FL-Naples Walk Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Naples Walk Shopping Center, LLC	Delaware	FL-Naples Walk Shopping Center Member, LLC	Member	100%

FL-Northgate Square Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Northgate Square, LLC	Delaware	FL-Northgate Square Member, LLC	Member	100%

4S Regency Partners, LLC	Delaware	Regency Centers, L.P. 4S Ranch Company 1700, L.P.	Member Member	80 20	% %

Applegate Ranch, LLC	Delaware	Regency Centers, L.P.	Member	100%

Beacon Lakes Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%

Belleview Square, LLC	Delaware	Regency Centers, L.P.	Member	100%

Buckwalter Bluffton, LLC	Delaware	Regency Centers, L.P.	Member	100%

Clayton Valley Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Colonnade Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Corvallis Market Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Deer Springs Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Fairfax Regency, LLC	Delaware	Regency Centers, L.P. J. Donegan Company	Member Member	Varies

Fairhope, LLC	Delaware	Regency Centers, L.P.	Member	100%

Fortuna Regency Phase II, LLC	Delaware	Regency Centers, L.P.	Member	100%

FV Commons, LLC	Delaware	Regency Centers, L.P.	Member	100%

Gateway Azco GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Gateway Azco LP, LLC	Delaware	Regency Centers, L.P.	Member	100%

AZCO Partners	Pennsylvania	Gateway Azco Partners GP, LLC Gateway Azco LP, LLC	General Partner Limited Partner	1 99	% %

Gateway Azco Manager, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hasley Canyon Village, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hibernia North, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hickory Creek Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hoadly Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Indian Springs GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Indio Jackson, LLC	Delaware	Regency Centers, L.P.	Member	100%

Lee Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

The Marketplace at Briargate, LLC	Delaware	Regency Centers, L.P.	Member	100%

Menifee Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%

Merrimack Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Murfreesboro North, LLC	Delaware	Regency Centers, L.P.	Member	100%

Murieta Gardens Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

NSHE Winnebago, LLC	Arizona	Regency Centers, L.P.	Member	100%

NTC-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%

New Smyrna Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

New Windsor Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%

Northlake Village Shopping Center, LLC	Florida	Regency Centers, L.P.	Member	100%

Otay Mesa Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Centers Acquisitions, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Centers Advisors, LLC	Florida	Regency Centers, L.P.	Member	100%

RC CA Santa Barbara, LLC	Delaware	Regency Centers, L.P.	Member	100%

RC Georgia Holdings, LLC	Georgia	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Red Bank Village, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Alliance Santa Rosa	Delaware	Regency Centers, L.P.	Member	100%

Regency Centers Georgia, L.P.	Georgia	RC Georgia Holdings, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %

Regency Blue Ash, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Cahan Clovis, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Magi, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Marinta-LaQuinta, LLC	Delaware	Regency Centers, L.P. Marinita Development Co.	Member Member	Interest Varies

Regency Opitz, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Petaluma, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Remediation, LLC	Florida	Regency Centers, L.P.	Member	100%

Shops at Saugus, LLC	Delaware	Regency Centers, L.P.	Member	100%

Signature Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%

Spring Hill Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

T&M Shiloh Development Company	Texas	Regency Centers, L.P.	General Partner	100%

T&R New Albany Development Company, LLC	Ohio	Regency Centers, L.P. Topvalco	Member Member	50 50	% %

Twin City Plaza Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

Twin City Plaza, LLC	Delaware	Twin City Plaza Member, LLC	Member	100%

Valleydale, LLC	Delaware	Regency Centers, L.P.	Member	100%

Vista Village, LLC	Delaware	Regency Centers, L.P.	Member	100%

Wadsworth, LLC	Delaware	Regency Centers, L.P.	Member	100%

DJB No. 23, L.P.	Texas	Wadsworth, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %

WFC-Purnell, LLC	Delaware	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership

Walton Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Waterside Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%

RRG Holdings, LLC	Florida	Regency Centers, L.P.	Member	100%

Regency Realty Group, Inc.	Florida	Regency Centers, L.P. RRG Holdings, LLC	Preferred Stock Common Stock Common Stock	100 7 93	% % %

1488-2978 SC GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

1488-2978 SC, L.P.	Texas	1488-2978 SC GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1 99	% %

Accokeek Regency South, LLC	Delaware	Regency Realty Group, Inc. Accokeek South, LLC	Member Member	Interests Vary

Alameda Bridgeside Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Amherst Street Shopping Center, LLC	Delaware	Regency Realty Group	Member	100%

Bordeaux Development, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Caligo Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Castaic Vine, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Cathedral City Rio Vista Town Centre, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Chestnut Powder, LLC	Georgia	Regency Realty Group, Inc.	Member	100%

Clarksburg Retail Partners, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Culpeper Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Dixon, LLC	Florida	Regency Realty Group, Inc.	Member	100%

East Towne Center, LLC	Delaware	Regency Realty Group, Inc. Lake McLeod, LLC	Member Member	Interests Vary

Edmunson Orange Corp.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%

Edmunson Orange North Carolina, LLC	Delaware	Edmunson Orange Corp.	Member	100%

VP101, LLC	Delaware	Edmunson Orange Corp.	Member	100%

Fort Collins Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Gateway 101, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Harding Place, LLC	Delaware	Regency Realty Group, Inc. RFM Harding, LLC	Member Member	50 50	% %

Tennessee-Florida Investors, LLC	Delaware	Harding Place, LLC	Member	100%

Hanover Northampton GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Hanover Northampton LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Hanover Northampton Partner, LP	Delaware	Hanover Northampton LP Holding, LLC Regency Realty Group, Inc.	General Partner Limited Partner	0 100	% %

Hanover Northampton Retail, LP	Delaware	Hanover Northampton GP, LLC Hanover Northampton Partner, LP	General Partner Limited Partner	.5 99.5	% %

Hermitage Development II, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Jog Road, LLC	Florida	Regency Realty Group, Inc.	Member	50%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
		Bentz Capital Group, LLC	Member	50%

Southland Centers II, LLC	Florida	Jog Road, LLC	Member	100%

Kulpsville Village Center LP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Kulpsville Village Center, LP	Delaware	Kulpsville Village Center LP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	.5 99.5	% %

Lonestar Retail, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Longmont Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Loveland Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth Partner, LP	Delaware	Regency Realty Group, Inc. Lower Nazareth LP Holding, LLC	Limited Partner General Partner	100 0	% %

Lower Nazareth GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth Commons, LP	Delaware	Lower Nazareth GP, LLC Lower Nazareth Partner, LP	General Partner Limited Partner	.5 99.5	% %

Lower Nazareth II LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth II Partner, LP	Delaware	Lower Nazareth II LP Holding, LLC Regency Realty Group, Inc.	General Partner Limited Partner	0 100	% %

Lower Nazareth II GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth Commons II, LP	Delaware	Lower Nazareth II GP, LLC Lower Nazareth II Partner, LP	General Partner Limited Partner	.5 99.5	% %

Luther Properties, Inc.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%

Marietta Outparcel, Inc.	Georgia	Regency Realty Group, Inc.	Common Stock	100%

Middle Creek Commons, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Middle Tennessee Development, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Mitchell Service, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Mountain Meadow, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Mountain View Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

NorthGate Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Paso Golden Hill, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

R2 Media, LLC	Florida	Regency Realty Group, Inc.	Member	100%

RB Airport Crossing, LLC	Delaware	Regency Realty Group, Inc. Airport 6, LLC	Member Member	Interests Vary

RB Augusta, LLC	Delaware	Regency Realty Group, Inc. P-6, LLC	Member Member	Interests Vary

RB Schererville Crossings, LLC	Delaware	Regency Realty Group, Inc. WH41, LLC	Member Member	Interests Vary

RB Schererville 101, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 102, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 103, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 104, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 105, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 106, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RRG Net, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Regency/PGM-Burkitt, LLC	Delaware	Regency Realty Group, Inc.	Member	Interests Vary

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
		PGM-Burkitt, LLC	Member

Regency Realty Colorado, Inc.	Florida	Regency Realty Group, Inc Snowden Leftwich (see Note 1)	Common Stock Common Stock	80 20	% %

Regency Realty Group-NE, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%

SS Harbour GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

SS Harbour, L.P.	Texas	SS Harbour GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1 99	% %

Seminole Shoppes, LLC	Delaware	Regency Reatly Group, Inc. M&P Shopping Centers	Member Member	50 50	% %

Shops at Highland Village GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Shops at Highland Village Development, Ltd.	Texas	Shops at Highland Village GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1 99	% %

Shops at Quail Creek, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Slausen Central, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Stanley Bernal, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

State Street Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Stonewall Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Summerville-Orangeburg, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

RRG Pennsylvania GP, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Swatara Marketplace LP	Delaware	RRG Pennsylvania GP, Inc. Regency Realty Group, Inc.	General Partner Limited Partner	.5 99.5	% %

West End Properties, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Note 1: Snowden Leftwich is a Regency employee who is the licensed broker for this entity. Colorado requires that the broker must own a minimum of 20% of the equity in a licensed entity.